Exhibit 4.4

AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT

This Amendment No. 1 to the Common Stock Purchase Warrant is made on January         , 2015, by and between Athersys, Inc., a Delaware corporation (the “Company”), and the undersigned holder named on the signature page below (the “Holder”).

WHEREAS, on December 3, 2013, the Company issued and sold (i) warrants to purchase up to 2,098,782 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which were immediately exercisable (the “Series A Warrants”) at an exercise price of $2.50 per share (the “Exercise Price”) on or prior to the close of business on March 31, 2015 (the “Termination Date”), and (ii) warrants to purchase up to 1,401,218 shares of Common Stock, which were exercisable after six months from the date of closing (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”) at the Exercise Price on or prior to the close of business on the Termination Date;

WHEREAS, the Holder is a registered holder of Warrants;

WHEREAS, pursuant to Section 5(m) of the Warrants, the Warrants may be modified or amended with the written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder hereby agree to modify and amend the Holder’s Warrants as described below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the Company and the Holder, pursuant to Section 5(m) of the Warrants, agree as follows:

1. Notwithstanding the preamble of the Warrants, the Termination Date of the Holder’s Warrants shall be on or prior to the close of business on May 31, 2015.

2. Notwithstanding Section 2(b) of the Warrants, the Exercise Price of the Holder’s Warrants shall be $2.75 per share of Common Stock, subject to additional adjustment as described in Section 3 of the Warrants.

3. The Holder hereby acknowledges that the Company intends to file a post-effective amendment to its Registration Statement on Form S-3 (Registration Statement No. 333-185991) (the “Post-effective Amendment”) with the Securities and Exchange Commission to effectuate the registration of the Common Stock issuable upon the exercise of the Warrants. Notwithstanding anything in Section 2(c) of the Warrants, the Holder agrees that it may not exercise its Warrants by means of a “cashless exercise” until after the Post-effective Amendment is declared effective, and then only if at the time of exercise of such Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares (as defined in the Warrants) to the Holder.

[Signature Page to Follow.]

IN WITNESS WHEREOF, Company and the Holder has caused this Amendment No. 1 to Common Stock Purchase Warrants to be executed by its officer thereunto duly authorized as of the date first above indicated.

ATHERSYS, INC.

By:
Name:
Title:

[HOLDER]

By:
Name:
Title: